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                                                                     EXHIBIT 5.1


                                 March 28, 2000




Apache Corporation
2000 Post Oak Blvd., Suite 100
Houston, Texas 77056-4400

Ladies and Gentlemen:

         I am an Attorney for Apache Corporation, a Delaware Corporation (the "Company"), and am rendering this opinion in my capacity as such in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of $1,000,000,000 aggregate initial offering price of (i) the Company's preferred stock, no par value ("Preferred Stock"), (ii) the Company's common stock, par value $1.25 per share ("Common Stock"), (iii) the Company's senior unsecured debt securities (the "Senior Debt Securities"), (iv) the Company's subordinated debt securities (the "Subordinated Debt Securities"), (v) the Company's Depositary Shares ("Depositary Shares"), (vi) contracts to purchase shares of Common Stock (the "Common Stock Purchase Contracts") and
(vii) purchase units of the Company each representing ownership of a Common Stock Purchase Contract and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, debt obligations of any other person, or any combination thereof ("Common Stock Purchase Units") (viii) preferred securities (the "Trust Preferred Securities") of Apache Trust I and Apache Trust II, each a statutory business trust created under the laws of the State of Delaware (the "Trusts"), and (ix) the Company's guarantees with respect to the Trust Preferred Securities (the "Guarantees," and together with the Preferred Stock, the Common Stock, the Senior Debt Securities, the Subordinated Debt Securities, the Depositary Shares, the Common Stock Purchase Contracts, Common Stock Purchase Units and the Trust Preferred Securities, the "Securities") described in the registration statement on Form S-3 (the "Registration Statement") of the Company and the Trusts.

         The Securities are to be offered upon the terms and subject to the conditions set forth in one or more underwriting agreements by and between the Company and/or the Trusts and the persons named as underwriters therein (each an "Underwriting Agreement"). The Senior Debt Securities are to be issued in one or more series pursuant to an Indenture between the Company and The Chase Manhattan Bank, Trustee. The Subordinated Debt Securities are to be issued in one or more series pursuant to a Subordinated Indenture between the Company and The Chase Manhattan Bank, Trustee. The Guarantees will be issued pursuant one or more guarantee agreements between the Company and The Chase Manhattan Bank, Trustee (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"). If so specified in the applicable

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prospectus supplement, the Preferred Stock may be represented by depositary shares entitling the holders proportionally to all rights and preferences of the Preferred Stock.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         In connection herewith, I have examined the Registration Statement covering the Securities which is to be filed with the Securities and Exchange Commission, originals or copies certified or otherwise identified to my satisfaction of the restated certificate of incorporation and the by-laws of the Company, each as amended to date, the corporate proceedings with respect to the offering of the Securities and such other documents and instruments as I have deemed it necessary or appropriate for the expression of the opinions contained herein.

         I have assumed the authenticity and completeness of all records, certificates and other instruments presented to be originals, the conformity to original documents of all records, certificates, and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

         Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

1. The Senior Debt Securities, when duly authorized and duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Senior Indenture, and issued and sold pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

2. The Subordinated Debt Securities, when duly authorized and duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Subordinated Indenture, and issued and sold pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

3. The Preferred Stock and the Common Stock proposed to be issued, when duly authorized, issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

4. Assuming that a deposit agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, and when (i) the Registration Statement has become effective under the Act, (ii) the Deposit Agreement has been duly executed and delivered, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding

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upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv) the Preferred Stock has been duly and properly authorized for issuance, (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and (vi) receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Depositary Shares will be legally issued, fully paid and non-assessable.

5. Assuming that a purchase contract agreement relating to the Common Stock Purchase Contracts (the "Purchase Contract Agreement") and such Common Stock Purchase Contracts have been duly authorized, and when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Common Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Common Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Common Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Common Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. Assuming that a Purchase Contract Agreement relating to the Common Stock Purchase Contracts comprising a part of the Common Stock Purchase Units and such Common Stock Purchase Contracts have been duly authorized, and when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Common Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv) the terms of the collateral arrangements relating to such Common Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (v) the Common Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Common Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Common Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

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7. With respect to the Guarantees to be issued pursuant to the applicable
Guarantee Agreement, when (i) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto and (ii) such Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended, the Guarantees will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions expressed in paragraphs (1), (2), (5), (6) and (7) above regarding the enforceability of the Senior Debt Securities, the Subordinated Debt Securities, the Common Stock Purchase Contracts, the Common Stock Purchase Units and the Guarantees, respectively, are each subject to the exception of the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors right's generally or by general equity principals, and except further as enforcement thereof may be limited by (i) requirements that claims with respect to any Senior Debt Securities, Subordinated Debt Securities, Common Stock Purchase Contracts, Common Stock Purchase Units or the Guarantees denominated other than in U. S. Dollars (or a foreign currency or composite currency in respect of such claim) be converted into U.S. Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

         The opinions set forth above are limited in all respects to matters of Texas law and to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws).

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement. In giving such consent, I do not admit That I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                            Very truly yours,


                                            /s/ JEFFREY B. KING
                                            -----------------------------------
                                                Jeffrey B. King
                                                Attorney